1996 LONG-TERM INCENTIVE PLAN

                                      OF

                                AMERIKING, INC.







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                               (AMERIKING, INC.)

                                  CERTIFICATE

         I,____________ ,_____________ of AmeriKing, Inc., having in my custody and possession the corporate records of said corporation, do hereby certify that attached hereto is a true and correct copy of the 1996 Long-Term Incentive Plan of AmeriKing, Inc. as in effect as of June __, 1996.

         WITNESS my hand this  day of   , 1996.



                                      ---------------------------
                                                     As Aforesaid






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                               TABLE OF CONTENTS

                                                   Pagination to be corrected

SECTION 1.................................................................  1
         GENERAL..........................................................  1
             1.1.  Purpose................................................  1
             1.2.  Participation..........................................  1
             1.3.  Operation and Administration...........................  2

SECTION 2.................................................................  2
         OPTIONS..........................................................  2
             2.1.  Definitions............................................  2
             2.2.  Eligibility............................................  3
             2.3.  Price..................................................  3
             2.4.  Exercise...............................................  4
             2.5.  Post-Exercise Limitations..............................  5
             2.6.  Expiration Date........................................  5
             2.7.  Reload Provision.......................................  6

SECTION 3.................................................................  6
         STOCK APPRECIATION RIGHTS........................................  6
             3.1.  Definition.............................................  6
             3.2.  Eligibility............................................  6
             3.3.  Exercise...............................................  7
             3.4.  Settlement of Award....................................  7
             3.5.  Post-Exercise Limitations..............................  7
             3.6.  Expiration Date........................................  8
             3.7.  Limited Stock Appreciation Rights......................  8

SECTION 4................................................................. 10
         STOCK AWARDS..................................................... 10
             4.1.  Definition............................................. 10
             4.2.  Eligibility............................................ 10
             4.3.  Terms and Conditions of Awards......................... 10

SECTION 5................................................................. 14
         OPERATION AND ADMINISTRATION..................................... 14
             5.1.  Effective Date......................................... 14
             5.2.  Shares Subject to Plan................................. 14
             5.3.  Individual Limits on Awards............................ 14
             5.4.  Adjustments to Shares.................................. 15
             5.5.  Limit on Distribution.................................. 18
             5.6.  Liability for Cash Payments............................ 19


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             5.7.  Performance-Based Compensation......................... 19
             5.8.  Withholding............................................ 20
             5.9.  Transferability........................................ 20
             5.10. Notices................................................ 21
             5.11. Form and Time of Elections............................. 21
             5.12. Agreement With Company................................. 21
             5.13. Limitation of Implied Rights........................... 21
             5.14. Benefits Under Qualified Retirement Plans.............. 22
             5.15. Evidence............................................... 22
             5.16. Action by Company or Related Company................... 22
             5.17. Gender and Number...................................... 22

SECTION 6................................................................. 22
         CHANGE IN CONTROL................................................ 22
             6.1.  Acceleration........................................... 22

SECTION 7................................................................. 23
         COMMITTEE........................................................ 23
             7.1.  Administration......................................... 23
             7.2.  Selection of Committee................................. 23
             7.3.  Powers of Committee.................................... 24
             7.4.  Delegation by Committee................................ 25
             7.5.  Information to be Furnished to Committee............... 25
             7.6.  Liability and Indemnification of Committee............. 25

SECTION 8................................................................. 26
         AMENDMENT AND TERMINATION........................................ 26

SECTION 9................................................................. 26
         DEFINED TERMS.................................................... 26



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                         1996 LONG-TERM INCENTIVE PLAN

                                      OF

                                AMERIKING, INC.



                                   SECTION 1
                                   ---------

                                    GENERAL
                                    -------

         1.1. Purpose. The 1996 Long-Term Incentive Plan of AmeriKing, Inc. (the "Plan") has been established by AmeriKing, Inc. (the "Company") to:

                (a)    attract and retain key executive and managerial
                        employees;

                (b)    motivate participating employees, by means of
                        appropriate incentives, to achieve long-range goals;

                (c)    provide incentive compensation opportunities that are
                        competitive with those of other major corporations;
                        and

                (d) further identify Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock;

         and thereby promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

         1.2. Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the employees and officers of the Company and the Related Companies who are key executives or managerial employees, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan. In the discretion of the Committee, and subject to the terms of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Except as otherwise agreed by the Committee and the Participant, or except as otherwise provided in the Plan, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by the Company or the Related Companies.






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         1.3. Operation and Administration. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 7 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 11 of the Plan).

                                   SECTION 2
                                   ---------

                                    OPTIONS
                                    -------

         2.1. Definitions. The grant of an "Option" under this Section 2 entitles the Participant to purchase shares of Stock at a price fixed at the time the Option is granted, or at a price determined under a method established at the time the Option is granted, subject to the terms of this
Section 2. Options granted under this Section 2 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. A "Non-Qualified Option" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

         2.2. Eligibility. The Committee shall designate the Participants to whom Options are to be granted under this Section 2 and shall determine the number of shares of Stock to be subject to each such Option. To the extent that the aggregate fair market value of Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all Related Companies) exceeds $100,000, such options shall be treated as Non-Qualified Stock Options, to the extent required by section 422 of the Code.

         2.3. Price. The determination and payment of the purchase price of a share of Stock under each Option granted under this Section 2 shall be subject to the following:

                (a) The purchase price shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted and may not be less than 100% of the Fair Market Value of a share of Stock as of the date on which the Option is granted; provided, however, that if the Option is an incentive stock option in no event shall the purchase price be less than 110% of the Fair Market Value of a share on such date if the Optionee is a greater than 10% stock holder within the meaning of
                       Section 422(b)(6) of the Internal Revenue Code.

                (b) Subject to the following provisions of this subsection 2.3, the full purchase price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto.

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                (c)    The purchase price shall be payable in cash or in
                       shares of Stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof, as determined by the Committee.

                (d) A Participant may elect to pay the purchase price upon the exercise of an Option through a cashless exercise arrangement to the extent provided by the Committee.

         2.4. Exercise. Except as otherwise expressly provided in the Plan, an Option granted under this Section 2 shall be exercisable in accordance with the following terms of this subsection 2.4:

                (a) The terms and conditions relating to exercise of an Option shall be established by the Committee, and may include, without limitation, conditions relating to completion of a specified period of service (subject to paragraph 2.4(b)), achievement of performance standards prior to exercise of the Option, or achievement of Stock ownership objectives by the Participant.

                (b) No Option may be exercised by a Participant: (i) prior to the date on which the Participant completes one continuous year of employment with the Company or any Related Company after the date as of which the Option is granted (provided, however, that the Committee may permit earlier exercise following the Participant's Date of Termination by reason of death or Disability); or (ii) after the Expiration Date applicable to that Option. The Committee, in its sole discretion, may accelerate the vesting of any Option under circumstances designated by it at the time the Option is granted or thereafter.

                (c) The exercise of an Option will result in the surrender of the corresponding rights under a tandem Stock Appreciation Right, if any.

         2.5. Post-Exercise Limitations. The Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of an Option (including stock acquired pursuant to the exercise of a tandem Stock Appreciation Right) as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Stock ownership by the Participant, and such other factors as the Committee determines to be appropriate.

         2.6. Expiration Date. The "Expiration Date" with respect to an Option means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that the Expiration Date with respect to any Option shall not be later than the earliest to occur of:

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                (a)    the ten-year anniversary of the date on which the
                       Option is granted;

                (b) if the Participant's Date of Termination occurs by reason of death or Disability, the one-year anniversary of such Date of Termination;

                (c) if the Participant's Date of Termination occurs by reason of Retirement, the three-year anniversary of such Date of Termination; or

                (d) if the Participant's Date of Termination occurs for reasons other than Retirement, death or Disability, the three-month anniversary of such Date of Termination.

         2.7. Reload Provision. In the event the Participant exercises an Option and pays all or a portion of the purchase price in Stock, in the manner permitted by subsection 2.3, such Participant (either pursuant to the terms of the Option Award, or pursuant to the exercise of Committee discretion at the time the Option is exercised) may be issued a new Option to purchase additional shares of Stock equal to the number of shares of Stock surrendered to the Company in such payment plus the number of shares surrendered to satisfy the Participant's tax liability. Such new Option shall have an exercise price equal to the Fair Market Value per share on the date such new Option is granted, shall first be exercisable six months from the date of grant of the new Option and shall have an Expiration Date on the same date as the Expiration Date of the original Option so exercised by payment of the purchase price in shares of Stock.

                                   SECTION 3
                                   ---------

                           STOCK APPRECIATION RIGHTS
                           -------------------------

         3.1. Definition. Subject to the terms of this Section 3, a Stock Appreciation Right granted under the Plan entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 3.4), value equal to all or a portion of the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) a specified price which shall not be less than 100% of the Fair Market Value of the Stock at the time the Stock Appreciation Right is granted, or, if granted in tandem with an Option, the exercise price with respect to shares under the tandem Option.

         3.2. Eligibility. Subject to the provisions of the Plan, the Committee shall designate the Participants to whom Stock Appreciation Rights are to be granted under the Plan, shall determine the exercise price or a method by which the price shall be established with respect to each such Stock Appreciation Right, and shall determine the number of shares of Stock on which each Stock Appreciation Right is based. A Stock Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Option or not in connection with an Option. If a Stock Appreciation Right is granted in connection

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with an Option then, in the discretion of the Committee, the Stock
Appreciation Right may, but need not, be granted in tandem with the Option.

         3.3. Exercise. The exercise of Stock Appreciation Rights shall be subject to the following:

                (a) If a Stock Appreciation Right is not in tandem with an Option, then the Stock Appreciation Right shall be exercisable in accordance with the terms established by the Committee in connection with such rights, and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise of the Stock Appreciation Rights, or achievement of objectives relating to Stock ownership by the Participant. However, except as otherwise expressly provided in the Plan, no Stock Appreciation Right subject to this paragraph (a) may be exercised by a Participant (i) prior to the date on which the Participant completes one continuous year of employment with the Company and the Related Companies after the date as of which the Stock Appreciation Right is granted (provided, however, that the Committee may permit earlier exercise following the Participant's Date of Termination by reason of death or Disability); or (ii) after the Expiration Date applicable to that Stock Appreciation Right.

                (b) If a Stock Appreciation Right is in tandem with an Option, then the Stock Appreciation Right shall be exercisable at the time the tandem Option is exercisable. The exercise of a Stock Appreciation Right will result in the surrender of the corresponding rights under the tandem Option.

         3.4. Settlement of Award. Upon the exercise of a Stock Appreciation Right, the value to be distributed to the Participant, in accordance with subsection 3.1, shall be distributed in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, in the discretion of the Committee.

         3.5. Post-Exercise Limitations. The Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of a Stock Appreciation Right as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, ownership of Stock by the Participant, and such other factors as the Committee determines to be appropriate.

         3.6. Expiration Date. If a Stock Appreciation Right is in tandem with an Option, then the "Expiration Date" for the Stock Appreciation Right shall be the Expiration Date for the related Option. If a Stock Appreciation Right is not in tandem with an Option, then the "Expiration Date" for the Stock Appreciation Right shall be the date established as the Expiration Date by the Committee; provided, however, that subject to the following


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provisions of this subsection 3.6, the Expiration Date with respect to any
Stock Appreciation Right shall not be later than the earliest to occur of:

                (a) the ten-year anniversary of the date on which the Stock Appreciation Right is granted;

                (b) if the Participant's Date of Termination occurs by reason of death or Disability, the one-year anniversary of such Date of Termination;

                (c) if the Participant's Date of Termination occurs by reason of Retirement, the three-year anniversary of such Date of Termination; or

                (d) if the Participant's Date of Termination occurs by reason other than Retirement, death or Disability, the three-month anniversary of such Date of Termination.

         3.7. Limited Stock Appreciation Rights. The Committee may grant Limited Stock Appreciation Rights. Notwithstanding the foregoing provisions of this Section 3, Limited Stock Appreciation Rights shall be subject to the following:

                (a) A Limited Stock Appreciation Right may (but need not) be granted in connection with all or any portion of a previously or contemporaneously granted Option. A Limited Stock Appreciation Right may be granted in tandem with an Option regardless of whether the Option is in tandem with a Stock Appreciation Right.

                (b) A Limited Stock Appreciation Right entitles the Participant to receive a cash payment in connection with a Change in Control, determined as follows:

                       (i) In the case of a Limited Stock Appreciation Right that is in tandem with an Option, the payment amount shall be equal to the difference between the exercise price per share of the Stock covered by the tandem Option and the Market Price of a share of Stock.

                       (ii) In the case of a Limited Stock Appreciation Right that is not in tandem with an Option, the payment amount shall be equal to the difference between (A) the Fair Market Value of the Stock at the time of grant of the Limited Stock Appreciation Right, or the average Stock value over a period of up to six months prior to the date of the Change in Control; and (B) the Market Price of a share of Stock.


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                (c)    To the extent provided by the Committee, a Limited
                       Stock Appreciation Right may be automatically exercisable at a time determined by the Committee, or it may be exercised by the Participant during the period beginning not earlier than the date of a Change in Control, and ending not later than the seven-month anniversary of the date of the Change in Control, and may be exercisable regardless of whether the Participant is then employed by the Company or a Related Company.

                (d) If the Limited Stock Appreciation Right is in tandem with an Option, the exercise of the Limited Stock Appreciation Right shall result in the cancellation of the tandem Option (and any Stock Appreciation Right in tandem with such Option).

                (e) For purposes of this subsection 3.7, the term "Market Price" shall mean the greater of (i) the highest price per share of Stock paid in connection with the Change in Control; and (ii) the highest price per share of Stock as quoted on NASDAQ during a period beginning not earlier than 90 days prior to the Change in Control and ending not later than the date of exercise of the Limited Stock Appreciation Right, as determined by the Committee.

                                   SECTION 4
                                   ---------

                                 STOCK AWARDS
                                 ------------

         4.1. Definition. Subject to the terms of this Section 4, a Stock Award under the Plan is a grant of shares of Stock to a Participant, the earning, vesting or distribution of which is subject to one or more conditions established by the Committee. Such conditions may relate to events (such as performance or continued employment) occurring before or after the date the Stock Award is granted, or the date the Stock is earned by, vested in or delivered to the Participant. If the vesting of Stock Awards is subject to conditions occurring after the date of grant, the period beginning on the date of grant of a Stock Award and ending on the vesting or forfeiture of such Stock (as applicable) is referred to as the "Restricted Period". Stock Awards may provide for delivery of the shares of Stock at the time of grant, or may provide for a deferred delivery date. A Stock Award may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company, and may, but need not, be in lieu of cash otherwise awardable under such program.

         4.2. Eligibility. The Committee shall designate the Participants to whom Stock Awards are to be granted, and the number of shares of Stock that are subject to each such Award.

         4.3. Terms and Conditions of Awards. Stock Awards granted to Participants under the Plan shall be subject to the following terms and conditions:

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                (a)    Beginning on the date of grant (or, if later, the date
                       of distribution) of shares of Stock comprising a Stock Award, and including any applicable Restricted Period, the Participant as owner of such shares shall have the right to vote such shares.

                (b) Payment of dividends with respect to Stock Awards shall be subject to the following:

                       (i) On and after the date that a Participant has a fully earned and vested right to the shares comprising a Stock Award, and the shares have been distributed to the Participant, the Participant shall have all dividend rights (and other rights) of a stockholder with respect to such shares.

                       (ii) Prior to the date that a Participant has a fully earned and vested right to the shares comprising a Stock Award, the Committee, in its sole discretion, may award Dividend Rights with respect to such shares.

                       (iii) On and after the date that a Participant has a fully earned and vested right to the shares comprising a Stock Award, but before the shares have been distributed to the Participant, the Participant shall be entitled to Dividend Rights with respect to such shares, at the time and in the form determined by the Committee.

                       (iv) A "Dividend Right" with respect to shares comprising a Stock Award shall entitle the Participant, as of each dividend payment date, to an amount equal to the dividends payable with respect to a share of Stock multiplied by the number of such shares. Dividend Rights shall be settled in cash or in shares of Stock, as determined by the Committee, shall be payable at the time and in the form determined by the Committee, and shall be subject to such other terms and conditions as the Committee may determine.


                                   SECTION 5
                                   ---------

                         OPERATION AND ADMINISTRATION
                         ----------------------------

         5.1. Effective Date. [The Plan was approved and adopted by the Board of Directors of the Company on June __, 1996, effective as of such date (the "Effective Date"), and was approved by the shareholders of the Company on June ___, 1996.] The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Incentive

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Stock Options may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted or, if earlier, the date the Plan is approved by shareholders.

         5.2. Shares Subject to Plan. The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. Subject to the provisions of subsection 5.4, the number of shares of Stock which may be issued with respect to Awards under the Plan shall not exceed [5% of post-IPO - need to insert number] shares in the aggregate. Except as otherwise provided herein, any shares subject to an Award which for any reason expires or is terminated without issuance of shares (whether or not cash or other consideration is paid to a Participant in respect of such shares) shall again be available under the Plan.

         5.3. Individual Limits on Awards. Notwithstanding any other provision of the Plan to the contrary, no Participant shall receive any Award of an Option or a Stock Appreciation Right under the Plan to the extent that the sum of:

                (a)    the number of shares of Stock subject to such Award;

                (b) the number of shares of Stock subject to all other prior Awards of Options and Stock Appreciation Rights under the Plan during the one-year period ending on the date of the Award; and

                (c) the number of shares of Stock subject to all other prior stock options and stock appreciation rights granted to the Participant under other plans or arrangements of the Company and Related Companies during the one-year period ending on the date of the Award;

         would exceed the Participant's Individual Limit under the Plan. The determination made under the foregoing provisions of this subsection
         5.3 shall be based on the shares subject to the awards at the time of grant, regardless of when the awards become exercisable. Subject to the provisions of paragraph 5.4, a Participant's "Individual Limit" shall be 200,000.

         5.4.  Adjustments to Shares.

                (a) If the Company shall effect any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then the Committee shall adjust (i) the number of shares of Stock available under the Plan; (ii) the number of shares available under any individual or other limits; (iii) the number of shares of Stock subject to outstanding Awards and
                       (iv) the

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                       per-share price under any outstanding Award to the
                       extent that the Participant is required to pay a purchase price per share with respect to the Award.

                (b) If the Company is reorganized, merged or consolidated or is party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or plan of exchange, the shareholders of the Company receive any shares of stock or other securities or property, or the Company shall distribute securities of another corporation to its shareholders, there shall be substituted for the shares subject to outstanding Awards an appropriate number of shares of each class of stock or amount of other securities or property which were distributed to the shareholders of the Company in respect of such shares, subject to the following:

                       (i) If the Committee determines that the substitution described in accordance with the foregoing provisions of this paragraph (b) would not be fully consistent with the purposes of the Plan or the purposes of the outstanding Awards under the Plan, the Committee may make such other adjustments to the Awards to the extent that the Committee determines such adjustments are consistent with the purposes of the Plan and of the affected Awards.

                       (ii) All or any of the Awards may be cancelled by the Committee on or immediately prior to the effective date of the applicable transaction, but only if the Committee gives reasonable advance notice of the cancellation to each affected Participant, and only if either: (A) the Participant is permitted to exercise the Award for a reasonable period prior to the effective date of the cancellation; or (B) the Participant receives payment or other benefits that the Committee determines to be reasonable compensation for the value of the cancelled Awards.

                       (iii) Upon the occurrence of a reorganization of the Company or any other event described in this paragraph (b), any successor to the Company shall be substituted for the Company to the extent that the Company and the successor agree to such substitution.

                (c) Upon (or, in the discretion of the Committee, immediately prior to) the sale to (or exchange with) a third party unrelated to the Company of all or substantially all of the assets of the Company, all Awards shall be cancelled. If Awards are cancelled under this paragraph (c), then, with respect to any affected Participant, either:

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                       (i)      the Participant shall be provided with
                                reasonable advance notice of the cancellation, and the Participant shall be permitted to exercise the Award for a reasonable period prior to the effective date of the cancellation; or

                       (ii) the Participant shall receive payment or other benefits that the Committee determines to be reasonable compensation for the value of the cancelled Awards.

             The foregoing provisions of this paragraph (c) shall also apply to the sale of all or substantially all of the assets of the Company to a related party, if the Committee determines such application is appropriate.

                (d) In determining what action, if any, is necessary or appropriate under the foregoing provisions of this subsection 5.4, the Committee shall act in a manner that it determines to be consistent with the purposes of the Plan and of the affected Awards and, where applicable or otherwise appropriate, in a manner that it determines to be necessary to preserve the benefits and potential benefits of the affected Awards for the Participants and the Company.

                (e) The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                (f) Except as expressly provided by the terms of this Plan, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to Awards then outstanding hereunder.

                (g) Awards under the Plan are subject to adjustment under this subsection 5.4 only during the period in which they are considered to be outstanding under the Plan. For purposes of this subsection 5.4, an Award is considered "outstanding" on any date if the Participant's ability to obtain all benefits with respect to the Award is subject to limits imposed by the Plan (including any limits imposed by the Agreement reflecting the Award). The determination of whether an Award is outstanding shall be made by the Committee.

         5.5. Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

                (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

                (b) In the case of a Participant who is subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

                (c) To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

         5.6. Liability for Cash Payments. Subject to the provisions of this
Section 5, each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Related Company by the Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

         5.7. Performance-Based Compensation. To the extent that the Committee determines that it is necessary or desirable to conform any Awards under the Plan with the requirements applicable to "Performance-Based Compensation", as that term is used in Code section 162(m)(4)(C), it may, at or prior to the time an Award is granted, take such steps and impose such restrictions with respect to such Award as it determines to be necessary to satisfy such requirements, including, without limitation:

                (a) The establishment of performance goals that must be satisfied prior to the payment or distribution of benefits under such Awards.

                (b) The submission of such Awards and performance goals to the Company's shareholders for approval and making the receipt of benefits under such Awards contingent on receipt of such approval.

                (c) Providing that no payment or distribution be made under such Awards unless the Committee certifies that the goals and the applicable terms of the Plan and Agreement reflecting the Awards have been satisfied.

         To the extent that the Committee determines that the foregoing requirements relating to Performance-Based Compensation do not apply to Awards under the Plan because the Awards constitute Options or Stock Appreciation Rights, the Committee may, at the time the Award is granted, conform the Awards to alternative methods of satisfying the requirements applicable to Performance-Based Compensation.

         5.8. Withholding. All Awards and other payments under the Plan are subject to withholding of all applicable taxes. The Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and/or local tax withholding requirements prior to the delivery of any certificate for shares or, in the discretion of the Committee, the Company may withhold from any shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and/or local tax withholding requirements.

         5.9. Transferability. Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act, or the rules thereunder (a "QDRO"). To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant.

         5.10. Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company, at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

         5.11. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

         5.12. Agreement With Company. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company (the "Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

         5.13.  Limitation of Implied Rights.

                (a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Company. Nothing contained in the Plan shall constitute a guarantee by any of the Company or any Related Company that the assets of such companies shall be sufficient to pay any benefits to any person.

                (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights.

         5.14. Benefits Under Qualified Retirement Plans. Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant's benefits under any Qualified Retirement Plan.

         5.15. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

         5.16. Action by Company or Related Company. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or the rules of any stock exchange) by a duly authorized officer of the company.

         5.17. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

                                   SECTION 6
                                   ---------

                               CHANGE IN CONTROL
                               -----------------

         6.1. Acceleration. Subject to the provisions of subsection 5.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Agreement reflecting the applicable Award, upon the occurrence of a Change in Control:

                (a) All outstanding Options (regardless of whether in tandem with Stock Appreciation Rights) shall become fully exercisable, except to the extent that the right to exercise the Option is subject to any restrictions established in connection with a Limited Stock Appreciation Right that is in tandem with the Option.

                (b) All outstanding Stock Appreciation Rights (regardless of whether in tandem with Options) shall become fully exercisable, except that if Stock Appreciation Rights are in tandem with an Option, and the Option is in tandem with a Limited Stock Appreciation Right, the right to exercise the Stock Appreciation Right shall be subject to any restrictions established in connection with the Limited Stock Appreciation Right.

                (c)    All Stock Awards shall become fully vested.

                                   SECTION 7
                                   ---------

                                   COMMITTEE
                                   ---------

         7.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 7.

         7.2. Selection of Committee. The Committee shall be selected by the Board, and shall consist of not less than two members of the Board. Insofar as it is necessary for compliance with the requirements of Section 16 of the Securities Exchange Act of 1934, each member of the Committee must be either a "disinterested person" or a "non-employee director" (whichever is then applicable with respect to the Company) within the meaning of the rules promulgated pursuant to the Securities Exchange Act of 1934. Insofar as the Company deems it desirable and necessary in order for compensation recognized by Participants pursuant to the Plan to be fully deducted by the corporation for federal income tax purposes, each member of the Committee shall also be an "outside director" (as defined in Treasury Regulations under Section 162(m) of the Code.)

         7.3. Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

                (a) Subject to the provisions of the Plan, the Committee will have the full and absolute authority and discretion to select employees to receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 8) to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective employee, his present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

                (b) Subject to the provisions of the Plan, the Committee will have the full and absolute authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation as described in Code section 162(m), and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

                (c) The Committee will have the full and absolute authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, to correct defects and omissions in the Plan or any Award hereunder, and to make all other determinations that may be necessary or advisable for the administration of the Plan and any Awards thereunder.

                (d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on the Company and all other persons, and no member of the Committee shall be liable for any action or determination made with respect to the Plan.

                (e) Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted and is expressly stated in the Agreement reflecting the Award).

                (f) In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing filed without a meeting. The Committee shall maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

         7.4. Delegation by Committee. Except to the extent prohibited by applicable law or the rules of any stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

         7.5. Information to be Furnished to Committee. The Company and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and Related Companies as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

         7.6. Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company or any Related Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or Related Company. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

                                   SECTION 8
                                   ---------

                           AMENDMENT AND TERMINATION
                           -------------------------

         The Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 5.4 (relating to certain adjustments to shares), no amendment or termination may materially adversely affect the rights of any Participant or beneficiary under any Award made under the Plan prior to the date such amendment or termination is adopted by the Board.

                                   SECTION 9
                                   ---------

                                 DEFINED TERMS
                                 -------------

         For purposes of the Plan, the terms listed below shall be defined as follows:

                (a) Award. The term "Award" shall mean any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, Stock Appreciation Rights and Stock Awards.

                (b) Board. The term "Board" shall mean the Board of Directors of the Company.

                (c) Cause. The term "Cause", with respect to any Participant, shall mean:

                       (i) the willful and continued failure by the Participant to substantially perform his duties with the Company and Related Companies (other than any such failure resulting from the Participant's Disability), within a reasonable period of time after a written demand for substantial performance is delivered to the Participant by the board of directors of the Participant's employer, or a delegate of such board, which demand specifically identifies the manner in which such board or its delegate believes that the Participant has not substantially performed his duties;

                       (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company and Related Companies, monetarily or otherwise; or

                       (iii) the engaging by the Participant in egregious misconduct involving serious moral turpitude to the extent that, in the reasonable judgment of the board of directors of the Participant's employer, or a delegate of such board, the Participant's credibility and reputation no longer conform to the standard for the employer's management employees.

         For purposes of the Plan, no act, or failure to act, on an individual's part shall be deemed "willful" unless done, or omitted to be done, by the individual not in good faith and without reasonable belief that the individual's action or omission was in the best interest of the Company or the Related Company, as applicable.

                (d) Change in Control. The term "Change in Control" means [an event which results in a change in the ownership or control of the Company, provided that the Committee in its sole discretion determines such event shall be treated as a Change in Control for purposes of the plan.]1.

                (e) Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

                (f) Date of Termination. A Participant's "Date of Termination" shall be the date on which his employment with the Company and all Related Companies terminates for any reason; provided that a Date of Termination shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Related Company or between two Related Companies; and further provided that a Participant's employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Related Company approved by the Participant's employer. If, as a result of a sale or other transaction, a Participant's employer ceases to be a Related Company (and the Participant's employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant's Date of Termination.

                (g) Disability. Except as otherwise provided by the Committee, a Participant shall be considered to have a "Disability" during the period in which he is unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Committee, is expected to have a duration of not less than 120 days.

- ---------------
1 This definition is a "placeholder". Note that the Financing Agreement prohibits all but certain mergers, consolidations and acquisitions. Presumably the company will not want the transactions permitted under the Financing Agreement to constitute a change in control of the company. Accordingly, we were not sure how change in control should be defined for this plan. The company may wish to consider giving the committee discretionary authority to accelerate vesting of awards for any reason, and have the committee add the change in control provision at a later date.

                (h) Fair Market Value. "Fair Market Value" on a specified date means (i) the closing price at which a Share is quoted on such date if quoted as a national market security on NASDAQ or on a national securities exchange on which Shares are primarily traded; or (ii) if the Shares are not so quoted on such date, then the average of the bid and asked closing prices at which one Share is traded on the over-the-counter market on NASDAQ; but if no shares were traded on such date, then on the last previous date on which a Share was so traded, or (iii) if none of the above is applicable, the value of a Share as established by the Committee in its sole and absolute discretion.

                (i) Option. The term "Option" shall mean any Incentive Stock Option or Non-Qualified Stock Option granted under the Plan.

                (j)    Performance-Based Compensation.  The term
                       "Performance-Based Compensation" shall have the meaning ascribed to it in section 162(m)(4)(C) of the Code.

                (k) Qualified Retirement Plan. The term "Qualified Retirement Plan" means any plan of the Company or a Related Company that is intended to be qualified under section 401(a) of the Code.

                (l) Related Companies. The term "Related Company" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.

                (m) Retirement. "Retirement" of a Participant shall mean the occurrence of a Participant's Date of Termination under circumstances that constitutes a retirement under the terms of the Qualified Retirement Plan of the Company or Related Company that is extended to the Participant immediately prior to the Participant's Date of Termination or, if no such plan is extended to the Participant on his Date of Termination, under the terms of any applicable retirement policy of the Participant's employer.

                (n)    SEC.  "SEC" shall mean the Securities and Exchange
                       Commission.

                (o) Stock. The term "Stock" shall mean shares of common stock of the Company.

                                  *** *** ***